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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                                  Plexus Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                               ON FEBRUARY 9, 2005

To the Shareholders of Plexus Corp.:

      Plexus Corp. will hold the annual meeting of its shareholders in the KC Theater at the Fox Cities Performing Arts Center, located at 400 West College Avenue, Appleton, Wisconsin, on Wednesday, February 9, 2005 at 10:00 a.m., for the following purposes:

      (1) To elect seven directors to serve until the next annual meeting and until their successors have been duly elected.

      (2)   To consider and approve the Plexus Corp. 2005 Equity Incentive Plan.

      (3) To consider and approve the Plexus Corp. 2005 Employee Stock Purchase Plan.

      (4) To ratify the selection of PricewaterhouseCoopers LLP as Plexus' independent auditors.

      (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Plexus' shareholders of record at the close of business on December 10, 2004 will be entitled to vote at the meeting or any adjournment of the meeting.

      We call your attention to the proxy statement accompanying this notice for a more complete statement about the matters to be acted upon at the meeting.

                     By order of the Board of Directors

                     Joseph D. Kaufman
                     Senior Vice President, Secretary and Chief Legal Officer

Neenah, Wisconsin
December 29, 2004

PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU WILL BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

      Plexus shareholders who own their shares in "street name" through their brokerage accounts may also communicate their vote to the brokerage firm and its service provider electronically or by telephone. If you wish to do so, you can link to instructions at www.proxyvote.com, or you may also follow any instructions provided by the brokers with their separate voting form.

PROXY STATEMENT

                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156

                                  * * * * * * *

                             SOLICITATION AND VOTING

      The board of directors of Plexus Corp. is soliciting proxies for the annual meeting of shareholders on Wednesday, February 9, 2005 at the KC Theater, Fox Cities Performing Arts Center, 400 West College Avenue, Appleton, Wisconsin, and is furnishing this proxy statement in connection with that solicitation. Shares which are represented by properly executed proxies received by Plexus will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or acting secretary of the meeting or by oral notice to the presiding officer during the meeting.

      Shareholders of record at the close of business on December 10, 2004 will be entitled to one vote on each matter presented for each share so held. On that date there were 43,195,538 shares of Plexus common stock outstanding. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. A quorum will be present if a majority of the outstanding shares are represented at the meeting. Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists; shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting. The voted proxies will be tabulated by the persons appointed as inspectors of election.

      Directors are elected by a plurality of the votes cast by the holders of Plexus common stock entitled to vote at the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares which are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

      Assuming a quorum is present, the proposed Plexus 2005 Equity Incentive Plan (the "Incentive Plan") and the Plexus 2005 Employee Stock Purchase Plan (the "2005 Purchase Plan") each will be approved if the holders of a majority of shares of Plexus' common stock voting on the matter vote "For" that plan. Any shares which are the subject of broker non-votes are not deemed to be entitled to vote on the Incentive Plan or the 2005 Purchase Plan, and shares which "abstain" as to a plan are not considered to be voting on that matter; therefore, those shares will have no effect on the Incentive Plan or the 2005 Purchase Plan, as the case may be, except as they affect the number of shares voting.

      Ratification of PricewaterhouseCoopers LLP as Plexus' independent accountants will be determined by a majority of the shares voting on that matter, again assuming a quorum is present. Therefore, abstentions and broker non-votes will not affect the vote, except insofar as they reduce the number of shares which are voted.

      Shareholders who own shares as part of Plexus' 401(k) Savings Plan (the "Savings Plan") and/or the Plexus 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan") will receive a separate proxy for the purpose of voting their shares held in each account. Shares held by the Savings Plan for which designations are not received will be voted by the Savings Plan's trustee at its discretion, as provided in the Savings Plan. Shares held in accounts under the Purchase Plan will only be voted if designations are received.

      Plexus will pay the expenses in connection with the solicitation of proxies. Upon request, Plexus will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be principally by mail. Proxies may be solicited in person, or by telephone, telegraph or fax, by officers and regular employees of Plexus who will not be separately compensated for those services. In view of changes in rules relating to the voting of shares which are held through brokers, and to help assure that sufficient shares are represented at the meeting, Plexus also has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $15,000 in the aggregate.

      This proxy material is being mailed to Plexus' shareholders commencing on or about January 6, 2005.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table presents certain information as of December 10, 2004 regarding the beneficial ownership of the Plexus common stock held by each director or nominee for director, each executive officer appearing in the Summary Compensation Table, all directors and executive officers as a group, and each known 5%-or-greater shareholder of Plexus.

                                               SHARES           PERCENTAGE
                                            BENEFICIALLY         OF SHARES
         NAME                                 OWNED (1)         OUTSTANDING
---------------------                       ------------        -----------
Ralf R. Boer                                     5,000              *
Stephen P. Cortinovis                           10,000              *
David J. Drury                                  21,000              *
Dean A. Foate                                  336,184              *
John L. Nussbaum                               428,388             1.0%
Thomas J. Prosser                               75,986              *
Charles M. Strother                             14,000              *
Jan K. Ver Hagen                                25,000              *

F. Gordon Bitter                                29,167              *
Paul L. Ehlers                                 138,382              *
J. Robert Kronser                              134,081              *
Michael J. McGuire                              12,738              *

All executive officers and directors         1,623,326             3.7%
   As a group (19 persons)

T. Rowe Price Associates, Inc. (2)           2,969,960             6.9%
Columbia Wanger Asset                        2,314,500             5.4%
   Management LP (3)
Kornitzer Capital Management,                2,240,417             5.2%
   Inc. (4)
Mellon Financial Corporation (5)             2,151,281             5.0%

----------------------------------
* Less than 1%

(1) The specified persons have sole voting and sole dispositive powers as to all shares, except as otherwise indicated. The amounts include shares subject to options granted under Plexus' option plans, which are exercisable within 60 days. The options include those held by Mr. Cortinovis (6,000 shares), Mr. Drury (18,000), Mr. Foate (266,666), Mr. Nussbaum (172,335), Mr. Prosser (35,000), Dr. Strother (9,000), Mr. Ver Hagen (15,000), Mr. Bitter (21,667), Mr. McGuire (12,500), Mr. Ehlers (94,629), Mr. Kronser (129,502), and all officers and directors as a group (1,102,064).

(2) T. Rowe Price Associates, Inc. ("Price") filed a report on Schedule 13G/A dated February 13, 2004, reporting that it beneficially owned 3,115,360 shares of common stock at December 31, 2003. Price reported that it had sole dispositive power as to all of such shares, and sole voting power as to 785,300 shares. Price subsequently filed a Report on Form 13F on September 30, 2004 which indicated that it held sole investment power with respect to 2,969,960 shares and sole voting power with respect to 783,000 shares. The address of Price, an investment advisor, is 100 East Pratt Street, Baltimore, Maryland 21202.

(3) Columbia Wanger Asset Management, LLP ("Columbia Wanger") filed a Report on Form 13F for the quarter ended September 30, 2004 in which it reported shared investment and shared voting power as to 2,314,500 shares. The address of Columbia Wanger, an investment advisor and mutual fund management firm, is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

(4) Kornitzer Capital Management, Inc. ("Kornitzer") filed a Report on Form 13F for the quarter ended September 30, 2004 in which it reported sole investment power and shared voting power as to 2,240,417 shares. The address of Kornitzer, an investment advisor, is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(5) Mellon Financial Corporation, its subsidiary Mellon Bank N.A. and various other subsidiaries and affiliates (together, "Mellon") have filed a report on Schedule 13G/A dated January 30, 2004, reporting that they beneficially owned 2,151,281 shares of common stock at December 31, 2003. The amount includes: sole voting power as to 1,983,571 shares; shared voting power as to 152,400 shares; sole dispositive power as to 1,929,481 shares; and shared dispositive power as to 152,400 shares. Of the shares reported, approximately 1.3 million were held at September 30, 2004 in Mellon Bank's capacity as trustee of the Plexus Savings Plan; Mellon disclaims beneficial ownership of those shares which have been allocated to individuals' accounts. Mellon's address is One Mellon Center, Pittsburgh, Pennsylvania 15258.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Plexus' officers and directors, and persons who beneficially own more than 10% of Plexus' common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These "insiders" are required by SEC regulation to furnish Plexus with copies of all Section 16(a) forms they file.

      All publicly held companies are required to disclose the names of any insiders who fail to make any such filing on a timely basis within the preceding fiscal year, and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to Plexus, or written representations that no such forms were required. On the basis of filings and representations received by Plexus, Plexus believes that during fiscal 2004 Plexus' insiders have complied with all Section 16(a) filing requirements applicable to them.

                              ELECTION OF DIRECTORS

      In accordance with Plexus' bylaws, the board of directors has determined that there shall be seven directors elected at the annual meeting of shareholders to serve until their successors are duly elected and qualified. The persons who are nominated as directors, and for whom proxies will be voted unless a shareholder specifies otherwise, are named below. If any of the nominees should decline or be unable to act as a director, which is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the board of directors. Plexus' bylaws authorize up to nine directors. The Plexus board may expand the board up to that number and elect directors to fill empty seats, including those created by an expansion, between shareholders' meetings.

      Jan K. Ver Hagen, a director of Plexus since 1999, will be retiring from the Board of Directors at the 2005 Annual Meeting of Shareholders. He therefore is not a nominee for reelection. Plexus would like to thank Mr. Ver Hagen for his many years of service to the company.

                                                   PRINCIPAL OCCUPATION                             DIRECTOR
    NAME AND AGE                                 AND BUSINESS EXPERIENCE (1)                          SINCE
-------------------------------                  ---------------------------                        --------
Ralf R. Boer, 56 (2)                 Partner, Chairman and Chief Executive Officer, Foley &           2004
                                     Lardner, LLP (law firm)

Stephen P. Cortinovis, 54            Partner, Bridley Capital Partners Limited (U.K. private          2003
(2)(3)                               equity group) since 2001; previously President-Europe of
                                     Emerson Electric Co. (5)

David J. Drury, 56 (2)(3)            President of Poblocki Sign Company LLC (exterior and             1998
                                     interior sign systems) since 1999; previously, an
                                     independent consultant and other executive positions (6)

Dean A. Foate, 46                    President and Chief Executive Officer of Plexus since 2002;      2000
                                     previously, Chief Operating Officer from 2001 to 2002,
                                     Executive Vice President from 1999 to 2002, and President
                                     of Plexus Technology Group, Inc. prior thereto

John L. Nussbaum, 62                 Chairman of Plexus; previously, Chief Executive Officer of       1980
                                     Plexus from 2001 to 2002 and its President and Chief
                                     Operating Officer prior thereto

Thomas J. Prosser, 68 (2)(3)(4)      Retired; previously, Chairman of the Board of Menasha            1987
                                     Corporation (paper and plastic products manufacturer)

Charles M. Strother, MD,             Physician; Professor at Baylor College of Medicine since         2002
64 (2)(4)                            2002; previously, Professor of Radiology, Neurology and
                                     Neurosurgery, University of Wisconsin-Madison

------------------

(1) Unless otherwise noted, all directors have been employed in their principal occupation listed above for the past five years or more.

(2) Member of the Compensation and Leadership Development Committee. See "Corporate Governance - Compensation Committee Matters" below for more information about the Compensation and Leadership Development Committee.

(3) Member of the Audit Committee. See "Corporate Governance - Audit Committee Matters" below for more information about the Audit Committee. Mr. Ver Hagen is also a member of this committee.

(4) Member of the Nominating and Corporate Governance Committee. See "Corporate Governance - Nominating Committee and Nomination Process" below for more information about the Nominating and Corporate Governance Committee. Mr. Ver Hagen is also a member of this committee.

(5) Also a director of Instituform Technologies, Inc. (developer of trenchless technology for underground pipes).

(6) Also a director of Journal Communications, Inc. (media holding company) and MAF Bancorp Inc. (financial institution holding company).

CORPORATE GOVERNANCE

      The board of directors held six meetings during fiscal 2004. As part of these meetings, non-management directors regularly meet without management present. All directors other than Messrs. Foate and Nussbaum are independent under Nasdaq Stock Market rules. Each director attended at least 75% of the total of the number of meetings of the board and the number of meetings of all committees of the board on which such director served during the year.

      Plexus encourages all of its directors to attend the annual meeting of shareholders. Plexus generally holds a board meeting coincident with the annual shareholder meeting to minimize director travel obligations and facilitate their attendance at the shareholders' meeting. All then-serving directors attended the 2004 annual meeting of shareholders.

      Audit Committee Matters

      The Audit Committee met five times in fiscal 2004. Mr. Drury, the Chair of the Audit Committee, also regularly consulted on behalf of the Audit Committee with the independent auditors about Plexus' periodic public financial disclosures. Mr. Drury is a certified public accountant who practiced from 1971 to 1989 with the firm PricewaterhouseCoopers LLP. As a consequence of factors which include his educational background, his experience with a public accounting firm, and his subsequent experience as a chief financial officer, a chief executive officer and in other executive positions, the board of directors has determined that Mr. Drury is an "audit committee financial expert" for purposes of Securities and Exchange Commission rules. Mr. Drury is, along with the other members of the Audit Committee, "independent" of Plexus for purposes of those rules. All members of the Audit Committee are "financially literate" and meet the other SEC and Nasdaq requirements for Audit Committee membership. See also "Report of the Audit Committee."

      Compensation and Leadership Development Committee Matters

      The Compensation and Leadership Development Committee held three meetings during fiscal 2004. The Compensation and Leadership Development Committee, consisting solely of "independent" directors, considers and makes recommendations to the board of directors with respect to executive officers' salaries and bonuses, reviews, approves and administers compensation plans, and awards stock options. The Committee is also responsible for reviewing Plexus' leadership structure and executive succession plan. See also "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

      Nominating and Corporate Governance Committee and the Nomination Process

      The Nominating and Corporate Governance Committee met three times in fiscal 2004. The Nominating and Corporate Governance Committee reviews Board performance and considers nominees for director positions and also evaluates and oversees corporate governance and related issues. All of the members of the Nominating and Corporate Governance Committee are independent directors. The Committee has generally identified nominees based upon suggestions by outside directors, management members and/or shareholders, and has evaluated those persons on its own. Plexus' corporate board member selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of Plexus' business and industry; strategic thinking and willingness to share ideas; and network of contacts. The Committee also considers the diversity of experiences, expertise and backgrounds among board members in identifying areas which could be augmented by new members. The Committee has used these criteria to evaluate potential nominees. The Committee does not evaluate proposed nominees differently depending upon who has made the proposal.

      The Nominating and Corporate Governance Committee considers proposed nominees to the Board submitted to it by shareholders. Evaluation of nominees suggested by shareholders will be made in the same manner as other persons considered for a position on the board. If a qualified candidate expresses a serious interest, there is a position available, and the candidate's experience indicates that the candidate may be an appropriate addition to the board, the Committee looks further into the background of the candidate and, if appropriate, meets with the candidate. A decision is then made whether to nominate that person to the Board. Mr. Boer was elected as a new director as of September 1, 2004 to fill a vacancy created by the expansion of the board by one member after following the procedures outlined above. Mr. Boer was nominated for consideration by one of Plexus' independent directors.

      The Committee has retained a search firm, Gibson and Associates, to help identify and evaluate qualified candidates for board membership. That firm has been paid a fee for its services.

      If a shareholder wishes to propose someone as a director for Committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Committee. See also "Shareholder Proposals and Notices" for bylaw requirements for nominations. Plexus has not rejected any candidates put forward by significant shareholders.

      Communications with the Board

      Any communications to the board of directors should be sent to it in care of Plexus' Corporate Secretary. Any communication sent to the board in care of the Chief Executive Officer, Corporate Secretary or another corporate officer is forwarded to the board. There is no screening process. Any other procedures which are developed, or changes in those procedures, and posted on Plexus' corporate website.

      Code of Ethics, Committee Charters and Other Corporate Governance Matters

      Plexus regularly reviews and augments its corporate governance practices and procedures. In particular, and as part of its corporate governance practices, Plexus has adopted a code of ethics and charters for its board committees. Plexus will be responding to and complying with related SEC and Nasdaq Stock Market proposals as they are finalized, adopted and become effective. Plexus has posted on its website, at www.plexus.com, under the link titled "Investors" then "Corporate Governance", copies of its Code of Conduct and Business Ethics, the committee charters for its Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees, director selection criteria and other corporate governance documents. As further matters are documented, or if those documents (including the committee charters and the Code of Conduct and Business Ethics) are changed, waivers from the Code of Conduct and Business Ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on Plexus' corporate website at that address.

DIRECTORS' COMPENSATION

      During fiscal 2004, each Plexus director who was not a full-time Plexus officer or employee (all directors other than Mr. Foate) received an annual director's fee of $20,000 plus meeting fees of $2,000 for each board meeting attended in person ($1,000 if attended other than in person), and an additional $1,000 for each committee meeting attended in person ($500 if other than in person). Each committee chair received an additional $2,000 annually for service as a committee chair, and the chairman of the Audit Committee received an additional $500 for each conference call held with the independent public auditors regarding Plexus' financial disclosures. Effective in early fiscal 2005, the annual director's fee has been increased from $20,000 to $25,000, the annual fee for service as chair of the Audit Committee has been increased to $7,500, and the fee for all other committee chairs has been increased to $5,000. Meeting and conference call fees have not changed.

      Each director who is not a Plexus officer or employee is entitled in each fiscal year to receive an option for 6,000 shares (as adjusted for stock splits) of common stock, at the market value on the date of grant, under Plexus' 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan was approved by Plexus shareholders in 1995. Options are fully vested upon grant, may be exercised after a minimum six month holding period, and must be exercised prior to the earlier of ten years after grant or one year after the person ceases to be a director. Under certain circumstances, options may be transferred to family members.

      In accordance with the Directors' Plan, each of the then-serving non-employee directors received a fiscal 2004 option for 6,000 Plexus shares, exercisable at $18.125 per share, on December 1, 2003. The fiscal 2005 options, for 6,000 Plexus shares each, were granted on December 1, 2004, at $14.055 per share.

      The Directors' Plan terminates on December 31, 2004, except for then-outstanding options. Therefore, no further options may be granted under that Plan. However, directors will be eligible for participation in the Incentive Plan, if it is approved by shareholders. See "Approval of the 2005 Equity Incentive Plan" below.

      Compensation of Current and Former Executive Officers who Serve on the
Board

      See "Executive Compensation" for Mr. Foate's compensation as an executive officer of Plexus generally, and "Executive Compensation - Special Deferred Compensation Arrangements" for his supplemental retirement arrangements.

      Mr. Nussbaum is a former executive officer of Plexus. When he retired as Chief Executive Officer on July 1, 2002, he ceased being considered an executive officer or employee of Plexus at that time. However, as a consequence of his many years of service as an executive officer of Plexus, he continues to be compensated under deferred compensation arrangements which were put in place during his service as an executive officer, and as the non-executive Chairman of the Board.

      In 1996, the Compensation Committee established special retirement arrangements for Mr. Nussbaum, and for two other executive officers and directors who subsequently retired. Those arrangements were to both reward past service and maintain an additional incentive for those officers' continued performance on behalf of Plexus. The related supplemental retirement agreement for Mr. Nussbaum is designed to provide specified retirement and death benefits to him in addition to those provided under the 401(k) Savings Plan. Plexus' original commitment was to annually contribute a fixed dollar amount for Mr. Nussbaum, $296,420 annually through age 60, as amended in fiscal 2000, if he remained in Plexus' employ. In fiscal 2002, however, Plexus contributed a one-time final amount of $743,578 due to Mr. Nussbaum's retirement. Mr. Nussbaum has received payments under the special retirement arrangements of $60,231 for a partial year during fiscal 2002, $257,354 for fiscal 2003 and $278,256 for fiscal 2004. Future payments will be adjusted upward by 4% annually.

      The contributions for Mr. Nussbaum are invested in a life insurance policy acquired by Plexus on his life. The supplemental retirement agreement provides for a 15-year annual installment payment stream to Mr. Nussbaum, which payments commenced at retirement. Lump sum payments based on policy cash values become due if at any time after a change in control Plexus' consolidated tangible net worth drops below $35 million, or if the ratio of Plexus' consolidated total debt to consolidated tangible net worth becomes greater than 2.5 to 1. To the extent that any of the payments constitute excess parachute payments subjecting the participant to an excise tax, the agreement provides for an additional payment (the "gross-up payment") to be made by Plexus to the participant so that after the payment of all taxes imposed on the gross-up payment, the participant retains an amount of the gross-up payment equal to the excise tax imposed. If Mr. Nussbaum dies prior to receiving all of the 15-year annual installment payments, certain death benefit payments become due.

      Mr. Nussbaum also receives $72,000 per year and health and other welfare benefits, in addition to the above retirement payments and his regular board fees, for his service as Plexus' non-executive Chairman of the Board. Because Mr. Nussbaum continues to serve Plexus as a director, the stock options which were granted to him while he was a Plexus executive officer continue to vest. Since his retirement, however, Mr. Nussbaum has only been eligible to receive additional options in his capacity as a non-employee director. He will be eligible to receive awards under the proposed Incentive Plan, if it is approved by shareholders.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the total compensation of Plexus' chief executive officer and its four other highest compensated executive officers, for fiscal 2004 and the preceding two fiscal years.

                                            Annual Compensation (1)             Awards
                                         ---------------------------------    ----------
                                                                              Securities
                                                                  Other       Underlying     All Other
        Name and               Fiscal     Salary                Compensa-      Options/     Compensation
   Principal Position           Year      ($)(2)    Bonus ($)  tion ($)(3)     SARs #(4)       ($)(5)
   ------------------           ----      ------    ---------  -----------     ---------       ------
Dean A. Foate,                  2004     $467,309   $397,394    $     --        75,000       $ 18,625
President and Chief             2003      440,505         --          --       120,000         18,219
Executive Officer (6)           2002      299,955         --      13,500       100,000         18,781

F. Gordon Bitter,               2004     $285,578   $238,522    $118,425        25,000       $ 17,788
Vice President and Chief        2003      250,038         --      42,273        40,000         13,500
Financial Officer (7)

Paul L. Ehlers,                 2004     $284,616   $190,114    $     --        25,000       $ 17,678
Senior Vice President and       2003      238,885         --          --        38,000         18,570
President, Electronic           2002      203,729         --      13,500        12,000         17,575
Assembly

J. Robert Kronser,              2004     $274,615   $173,296    $     --        15,000       $ 17,953
Executive Vice President        2003      230,681         --          --        27,000         17,878
and Chief Technology and        2002      212,647         --      13,500         9,000         17,810
Strategy Officer

Michael J. McGuire,             2004     $244,039   $163,401    $     --        15,000       $ 15,385
Vice President-Worldwide        2003      237,598         --      28,547        25,000         13,500
Sales and Marketing (8)

(1) While the named individuals received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits are not shown unless they exceeded, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any years.

(2) The fiscal 2004 payroll calendar included one more pay period than in fiscal 2003 and 2002. Salary amounts represent the payments made during the fiscal years.

(3) For fiscal 2002, represents premiums under the prior split-dollar life insurance arrangements, as discussed under "Special Deferred Compensation Arrangements." For fiscal 2003 and 2004, represents moving, temporary living, travel and other relocation-related expenses (including reimbursement for tax effects) paid to or on behalf of Messrs. Bitter and McGuire as part of the arrangements under which they were hired by Plexus. Because of the timing of certain events (such as the sales of the officers' former residences) and Plexus' fiscal year end, expenses relating to these matters were incurred in more than one fiscal year.

(4) Represents the number of shares for which options were granted under Plexus' 1998 Stock Option Plan (the "Option Plan"). No SARs have been granted. At December 10, 2004, options granted in fiscal 2002 and 2004, and certain options granted in fiscal 2003, were "out of the money" because their exercise prices are higher than the market price.

(5) Includes, for fiscal 2004: Plexus' contributions to the accounts of Messrs. Foate, Bitter, Ehlers, Kronser and McGuire in the Savings Plan of $5,125, $4,288, $4,178, $4,453 and $1,885 respectively; and Plexus'
      contributions to accounts of each named executive officer under their Executive Deferred Compensation Plan of $13,500, as discussed under "Special Deferred Compensation Arrangements."

(6) Mr. Foate became President and Chief Executive Officer in July 2002, upon Mr. Nussbaum's retirement from those positions. He was previously Chief Operating Officer.

(7)   Mr. Bitter began service with Plexus in October 2002.

(8)   Mr. McGuire began service with Plexus in December 2002.

STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to options granted to the five executive officers named in the Summary Compensation table concerning options granted in fiscal 2004.


                                         Individual Grants (1)
                        ------------------------------------------------------
                                          % of                                              Potential
                        Number of        Total                                          Realized Value at
                        Securities      Options/                                          Assumed Annual
                        Underlying        SARs                                         Rates of Stock Price
                         Options/      Granted To                                          Appreciation
                           SARs        Employees     Exercise or                      for Option Term (2)(3)
                         Granted       in Fiscal     Base Price     Expiration        ------------------------
Name                      (1)(#)          Year         ($/sh)          Date               5%            10%
----                    ----------     ----------    -----------    ----------         --------     ----------
Dean Foate                75,000         10.5%         $15.825        4/28/14          $746,419     $1,891,573
Gordon Bitter             25,000          3.5%          15.825        4/28/14           248,806        630,524
Paul Ehlers               25,000          3.5%          15.825        4/28/14           248,806        630,524
Robert Kronser            15,000          2.1%          15.825        4/28/14           149,284        378,315
Michael McGuire           15,000          2.1%          15.825        4/28/14           149,284        378,315

(1) No SARs have been granted; all grants reflect stock options under the Option Plan. Options may, under certain circumstances, be transferred to family members or related trusts.

(2)   Assumes the stated appreciation from the date of grant.

      Plexus has not repriced any stock options during the fiscal years reported herein. It is Plexus' current intention to not reprice stock options irrespective of whether plan documents would otherwise permit that action.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table sets forth information with respect to the five executive officers named in the Summary Compensation Table concerning the exercise of options in fiscal 2004 and the number and value of options outstanding at September 30, 2004.

                                                                  Number of                      Value of
                                                            Securities Underlying           Unexercised In-the-
                      Shares                                Unexercised Options/            Money Options/SARs
                    Acquired on           Value             SARs at FY-End (#)(2)            At FY-End ($)(3)
Name                Exercise (#)      Realized($)(1)      Exercisable/Unexercisable      Exercisable/Unexercisable
----                ------------      --------------      -------------------------      -------------------------
Dean Foate             30,000            $343,805            241,666 / 188,334             $358,126  /  $103,250
Gordon Bitter             ---                 ---             13,333 /  51,667                6,883  /    13,767
Paul Ehlers            16,600            $257,594             95,295 /  47,667               84,459  /    24,780
Robert Kronser            ---                 ---            125,002 /  36,000              266,346  /    18,585
Michael McGuire           ---                 ---              8,500 /  32,000                    0  /         0

(1) Represents the differences between the exercise prices and the averages of the high and low sales price on the dates of exercise.

(2) Represents options granted under the Option Plan. No SARs have been granted.

(3) Represents the difference between the exercise price and the $11.04 closing price of Plexus common stock reported on the Nasdaq Stock Market on September 30, 2004, the last day of the fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

      The following chart gives aggregate information regarding grants under all Plexus equity compensation plans through September 30, 2004):

                                                                                              Number of securities
                                                                                               remaining available
                                         Number of securities                               for future issuance under
                                          to be issued upon           Weighted-average         equity compensation
                                             exercise of             exercise price of          plans (excluding
                                         outstanding options,       outstanding options,      securities reflected
           Plan category               warrants and rights (1)      warrants and rights        in 1st column) (2)
-----------------------------------    -----------------------      --------------------    -------------------------
Equity compensation plans approved
by securityholders                            4,904,826                   $   18.01                 2,055,287

Equity compensation plans not
approved by securityholders                         -0-                   $     n/a                       -0-
                                              ---------                   ---------                 ---------
Total (3)                                     4,904,826                   $   18.01                 2,055,287
                                              =========                   =========                 =========

(1) Represents options granted under the 1998 Option Plan or the Directors' Plan (the "Option Plans"), which were approved by shareholders.

(2) Of these securities, 42,000 represent options granted to directors on December 1, 2004 and 176,500 become no longer issuable at December 31, 2004 upon the expiration of the Directors' Plan. Additionally, the 502,358 shares available at September 30, 2004 under the 1998 Option Plan (and additional shares that became available due to subsequent forfeitures) will cease to be issuable if the Incentive Plan is approved by shareholders. Includes, in addition to options that may be granted under the Option Plans, 1,334,429 authorized shares which have not yet been purchased by employees under the 2000 Purchase Plan, which expires on June 30, 2005. Excludes any options which may be issuable under the Incentive Plan, and shares which may be purchased under the 2005 Purchase Plan, if they are approved by shareholders.

(3) In addition, there are outstanding options to purchase 24,634 shares, at a weighted average price of $15.90, under option plans of acquired companies. Options under these plans were converted into options to acquire Plexus stock in the acquisition transactions. Plexus cannot grant additional options under the plans of the acquired companies.

CHANGE IN CONTROL ARRANGEMENTS

      Plexus has entered into Change in Control Agreements with Messrs. Foate, Bitter, Ehlers, Kronser and McGuire, and its other executive officers. Under the terms of these agreements, which were amended and restated in 2003, if there is a change in control of Plexus, as defined in the agreement, the executive officers' authorities, duties and responsibilities shall remain at least commensurate in all material respects with those prior to the change in control. Their compensation may not be reduced. Their benefits must be commensurate with those of similarly situated executives of the acquiring firm, and their location of employment must not be changed as a result of the change in control.

      In the event that any covered officer is terminated other than for cause, death or disability, or an executive terminates his employment with good reason, Plexus is obligated to pay the executive officer, in a cash lump sum, an amount equal to approximately three times the executive's base salary plus targeted bonus payments, and to continue certain benefits. The agreements further provide for payment of additional amounts which may be necessary to "gross up" the amounts due such employee in the event of the imposition of an excise tax upon the payments. The agreements do not preclude termination of the officer, or require payment of any benefit, if there has not been a change in control of Plexus, nor does it limit the ability of Plexus to terminate these persons for cause.

SPECIAL DEFERRED COMPENSATION ARRANGEMENTS

      During fiscal 2000, the Compensation and Leadership Development Committee established deferred compensation mechanisms for several executive officers and other key employees; those covered include Messrs. Foate, Bitter, Ehlers, McGuire and Kronser. As part of those arrangements, the Committee established the Plexus Corp. Executive Deferred Compensation Plan. Under this plan, a covered executive may elect to defer some or all of his or her compensation through the plan, and Plexus may credit the participant's account with a discretionary employer contribution. Participants are entitled to payment of deferred amounts and any earnings which may be credited thereon upon termination or retirement from Plexus.

      In fiscal 2003, to comply with changes in law, Plexus modified the Executive Deferred Compensation Plan by terminating a prior split-dollar life insurance program, which had been the funding mechanism for the company contributions, and replaced it with a rabbi trust arrangement. This new arrangement allows investment of deferred compensation held on behalf of the participants into individual accounts and, within these accounts, into one or more designated mutual funds or investments. These investment choices do not include Plexus stock.

      The cash value proceeds which were received upon the surrender of the split-dollar life insurance policies attributable to each plan participant were reinvested into the new rabbi trust arrangements established for the plan participants. The provisions of the plan continued to allow the participants the opportunity to defer any or all of their compensation into the plan. In addition, plan provisions allow for a discretionary Plexus contribution of up to $13,500 per participant per year. Employee voluntary deferrals to the plan for fiscal year 2004 totaled $180,588. A discretionary company contribution of $13,500 to each participant was also made in September 2004 to each participant's account.

                COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Leadership Development Committee of the Plexus board of directors sets general compensation policies for Plexus. The Committee makes the primary decisions with respect to compensation of the Chairman and the Chief Executive Officer of Plexus. Decisions on compensation for other Plexus officers are recommended by the CEO. Plexus' other compensation programs, such as the Savings Plan and the Option Plan, are either originated or approved by the Committee; the Committee grants stock options under the Option Plan.

      Plexus' policy, to which the Committee adheres, is to fairly compensate individuals for their contributions to Plexus, but also to provide value to Plexus' shareholders and to consider the ability of Plexus to fund any compensation decisions, plans or programs. The Committee believes that fair compensation packages are necessary to attract and retain qualified executive officers. To be effective in attracting and retaining competent individuals, compensation packages must balance both short-term and long-term considerations, as well as provide incentives to individuals based upon the performance of Plexus. In addition to Plexus' financial performance, the Committee considers the conditions of Plexus' industry and end-markets, the effects of those conditions on Plexus' sales and profitability and the steps taken to respond to those conditions and to address related challenges. The Committee has from time to time retained outside compensation consultants. The Committee also reviews published compensation survey information. In late 2002, the Committee engaged outside compensation consultants to assist it in evaluating executive officer compensation for 2003 salary determinations; the Committee has the sole authority to retain and terminate outside compensation consultants. Based upon the Committee's review (including the report of the outside consultants), the Committee determined that officers were paid less than comparable officers in similar-sized companies. However, given the economic conditions affecting Plexus at that time, the Committee determined not to award pay raises to officers during fiscal 2003, except in the case of changed duties and responsibilities and except for the elimination of the 10% salary reduction which was in effect for a 15 month period ended December 31, 2002.

      Plexus generally had used a March/April annual review of compensation for its employees, including key executives. In fiscal 2004, the Committee and Plexus changed to a review near fiscal year end. Although options were awarded in April 2004, performance reviews and salary adjustments in 2004 were generally not made until October 2004.

      In determining CEO compensation, the Committee reviewed numerous factors, although most of these factors are not subject to quantification or specific weight. The primary factors reviewed, in no particular order, were: the importance of the CEO's contribution to Plexus' strategic planning and long-term success; efforts to build management depth and breadth; planning for executive succession; special projects and tasks undertaken by him during the preceding year; acquisition and divestiture-related activities and efforts; and performance of Plexus' sales and earnings. In addition, the Committee also reviewed a sampling, which it believed to be representative, of compensation paid by other companies in Plexus' geographic area, comparable companies in the electronics manufacturing services industry and numerous published surveys. The group of companies reviewed did not coincide with the more extensive list of companies in the Nasdaq electronics components sector used in the following performance graph. The Committee reviewed all components of the CEO's compensation, including salary, potential bonus compensation, equity awards and deferred compensation.

      The Committee is also mindful of shareholder returns, both on an absolute basis and in comparison to the performance of the stock market as a whole and of other stocks in Plexus' industry. The Committee believes that it is useful to provide incentives for performance in ways which increase shareholder value. Stock option grants are one of the tools used for this purpose. Plexus' stock price rose from September 30, 2002 to September 30, 2003. Although fiscal 2004 was a period in which the price of Plexus' common stock (along with Plexus' peer group reported in the Performance Graph below) declined, the cumulative Plexus stock return for the two full fiscal years during which Mr. Foate has been chief executive officer was positive.

      Mr. Foate was the chief executive officer for the entire 2004 fiscal year. The compensation determinations made in April 2003 for Mr. Foate were in effect for all of fiscal 2004 due to the change in review cycles discussed above. In 2003, the Committee reviewed Mr. Foate's salary at a time when he had been CEO for approximately nine months. In view of the economic circumstances then affecting the Company and the end to a 10% salary reduction that was in place until December 2002, the Committee determined to retain $450,000 as Mr. Foate's annual salary. That amount was originally determined as Mr. Foate's salary when he became CEO in July 2002.

      The Committee believes it is in Plexus' best interest to provide its executive officers with a performance-based incentive beyond that contained in the Option Plan. Such a bonus arrangement can further motivate officers to improve performance. Because of corporate cost-containment measures, and the uncertain economic and financial conditions in early fiscal 2003, the Committee suspended a prior formulaic incentive compensation plan.

      Effective for fiscal 2004, the Committee determined that it would be appropriate to re-institute a performance-driven cash bonus program to further align executive pay with Plexus' financial goals. Under the new variable incentive compensation plan ("VICP"), bonuses may only be earned by the attainment of certain specified objectives and no bonus will be paid in the event Plexus incurs a net loss, excluding unusual charges. A target bonus is set for each individual and specific goals developed for revenue growth and return on average capital employed ("ROCE"). Personal objectives are also set. The chief executive officer may earn a bonus up to an aggregate of two times the target award. Any actual payment is primarily based on the degree to which Plexus' net sales and ROCE met or exceeded goals set for the fiscal year. Up to 20% of an individual's target bonus may be determined by that individual's attainment of personal objectives.

      In fiscal 2004, the VICP provided Mr. Foate a targeted bonus amount of $225,000, or up to $450,000 if all financial and personal goals were met at the highest levels. Based on Plexus' results and the Committee's determination as to the achievement of his personal goals, Mr. Foate received an actual bonus of $397,374 for fiscal 2004.

      The Committee believes that the Option Plan provides, and the proposed Incentive Plan will provide (if approved by shareholders) participants with a long-term incentive to increase the overall value of Plexus by providing them with a stake in the value of its common stock on a long-term basis. As a result of the factors discussed above, the Committee granted to Mr. Foate options for 75,000 shares in fiscal 2004, options for 120,000 shares in fiscal 2003 and for 100,000 shares in fiscal 2002. The award levels reflect the Committee's determination to continue a significant reliance upon equity as a component of total compensation. Going forward, the new Incentive Plan will allow the same types of awards as the Option Plan but will give the Committee the ability to include other types of incentives and to couple awards with performance criteria in addition to time-vested awards.

      The Plexus 2000 Employee Stock Purchase Plan ("2000 Purchase Plan") also permits, and the 2005 Purchase Plan will, if approved, permit executive officers, as well as most other employees, to purchase shares of Plexus common stock at a price equal to 85% of the lower of the high and low trading price on the day either at the beginning or at the end of the six month purchase period. Compensation information does not include the value of any purchases by the individuals who chose to participate, since the broad-based plan is open to most employees. The Committee also believes that the Savings Plan provides an additional possibility for stock-based incentives. Employees, including the CEO, may choose from a variety of investment funds for their contributions under the Savings Plan; the Plexus Stock Fund is one alternative.

      The factors used to determine other executive officers' compensation are essentially the same as those used for the CEO. As with the CEO, Messrs. Ehlers and Kronser, and most other executive officers, were considered for salary increases in spring 2003. Similar to the determination for the chief executive officer, the salaries of other executive officers remained unchanged, although some individuals subsequently had salary increases to reflect additional duties assigned to them. Salary determinations for Messrs. Bitter and McGuire were somewhat different, as a consequence of each of them having joined Plexus during fiscal 2003. Their compensation levels were determined by pre-employment negotiations; their base salaries were not subsequently adjusted in fiscal 2004.

      For fiscal 2004, other executive officers were eligible to participate in the VICP described above, although the amount of the target bonus and the percentage above the target which could be earned as a maximum varied by individual. Actual bonus amounts earned for Plexus' performance were determined in the same manner as for Mr. Foate; individual determinations were made by the Committee and Mr. Foate as to the other officers' attainment of individual goals.

      The Committee also approved stock option awards during fiscal 2004 for the executive officers of Plexus, which awards varied from 4,000 to 25,000 shares. The Committee's determinations of option grants varied by individual, depending upon the Committee's view of the adequacy of the particular officer's compensation compared to that officer's performance and duties, especially when those duties significantly changed or increased since the last salary increase, expected changes in circumstances in the coming year and the Committee's review of comparable compensation information. Plexus has also entered into amended supplemental retirement arrangements with the executive officers, as described above. The Committee bore in mind the costs of these arrangements and the expected benefits under them in making its compensation decisions relating to the affected executive officers.

      The Committee believes that it is highly unlikely that the compensation of any executive officer, including the CEO, will exceed $1 million in any fiscal year unless it is the consequence of the exercise of stock options, stock appreciation rights or the grant of restricted stock. It has not taken any action with respect to the provisions of Section 162 of the Internal Revenue Code, which limits the deductibility of compensation to certain executive officers of over $1 million in any fiscal year, with respect to the Option Plan, the Incentive Plan and the 2000 and 2005 Purchase Plans. Compensation under these plans which is performance-based is generally not subject to the $1 million limitation; however, the grant of restricted shares without performance goals would not be considered to be performance-based and therefore would be subject to the limit along with cash salaries and bonuses. As a result of the shareholders' approval of the Option Plan and the 2000 Stock Purchase Plan, and assuming approval of the 2005 Purchase Plan and the Incentive Plan, the Committee believes that most compensation income under these plans would not be subject to the Internal Revenue Code's deduction limitation.

Members of the Compensation and Leadership Development Committee:

      Thomas J. Prosser, Chair  Stephen D. Cortinovis            David J. Drury
      Charles M. Strother       Ralf R. Boer (effective 9/1/04)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      All Compensation and Leadership Development Committee members are independent, outside directors. No Plexus insiders are members of the Compensation and Leadership Development Committee. None of the directors who are Committee members are employees of Plexus, has ever been employed by Plexus or any of its subsidiaries, or have any other reportable relationships with Plexus.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total return on Plexus common stock with the Nasdaq Stock Market Index for U.S. Companies and the Nasdaq Stock Market Index for Electronics Components Companies, both of which include Plexus. The values on the graph show the relative performance of an investment of $100 made on September 30, 1999, in Plexus common stock and in each of the indices.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                                     [graph]

                               1999         2000          2001         2002         2003         2004
                               ----         ----          ----         ----         ----         ----
Plexus                          100          460           154           61          101           72
Nasdaq-US                       100          133            54           43           65           69
Nasdaq-Electronics              100          176            50           33           64           54

                   APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

      The information in this proxy statement with respect to the proposed Incentive Plan is qualified in its entirety by reference to the text of the Plexus Corp. 2005 Equity Incentive Plan, which is attached hereto as Appendix A.

GENERAL

      At the annual meeting, shareholders will be asked to approve the Plexus Corp. 2005 Equity Incentive Plan. The Incentive Plan was adopted by the Plexus board on July 28, 2004, subject to shareholder approval at the annual meeting. The Incentive Plan is intended to constitute a stock-based incentive plan for Plexus, and includes provisions by which Plexus may grant directors, executive officers and other officers and key employees stock options, stock appreciation rights (SARs) and/or restricted stock, which may be designated as restricted stock awards or restricted stock unit awards. No options or awards have yet been granted under the Incentive Plan, and will not be granted prior to shareholder approval of the Incentive Plan. See "Executive Compensation" above for information on awards previously made under the 1998 Option Plan, and "Election of Directors -- Directors' Compensation" for information on awards previously made under the 1995 Directors Plan.

      The board believes that adoption of the Incentive Plan is desirable because it will promote the interests of Plexus and its shareholders by continuing and strengthening Plexus' ability to retain and attract officers, key salaried employees and directors by encouraging them to maintain a personal interest in Plexus' continued success and progress, and by providing a means of linking personal compensation to creation of value for Plexus' shareholders. The Incentive Plan also provides the ability to couple awards with specific performance goals.

      The Incentive Plan is intended to continue and extend the incentives which had been provided under the 1995 Directors Plan and the 1998 Option Plan. See "Equity Compensation Plan Information" above under "Executive Compensation" for a summary at September 30, 2004 of shares subject to options granted under Plexus' existing plans and shares available under existing plans on that date. At December 10, 2004, only 582,272 shares were available for future grants under the 1998 Option Plan. Although the 1998 Option Plan permitted the grant of SARs, no SARs were granted. If the Incentive Plan is adopted, no further awards will be made under the 1998 Option Plan. In addition, since the 1995 Directors Plan expires on December 31, 2004, no further options may be granted under it; 176,500 shares authorized under the 1995 Directors Plan will remain unissued and not subject to option at the end of that plan. There are also outstanding options to purchase 16,656 shares of Plexus common stock under option plans of entities which have been acquired by Plexus; Plexus may not make any additional awards under those plans.

      As a consequence of the relatively very small number of shares remaining available for award under the 1998 Plan and the lack of an ongoing plan for directors, the board of directors determined to create a new incentive plan. The board also determined to include in it a provision for restricted stock awards and provisions that allow awards to be coupled with performance goals, and to accommodate changes since 1998 in tax and accounting treatment of equity-based plans and awards.

      THE PLEXUS BOARD OF DIRECTORS HAS ADOPTED THE INCENTIVE PLAN AS IN THE BEST INTERESTS OF PLEXUS AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

INCENTIVE PLAN

      The Incentive Plan provides for the grant of:

      - incentive stock options ("ISOs"), intended to qualify within the meaning of Section 422 of the Code;

      -     non-qualified stock options ("NSOs");

      -     stock appreciation rights; and

      - restricted stock awards, which may be restricted stock shares or restricted stock units..

In this proxy statement, we refer to ISOs and NSOs as "options", stock appreciation rights as "SARs" and options, SARs and restricted stock grants collectively as "awards".

      Under the Incentive Plan, the maximum number of shares of Plexus common stock that may be issued pursuant to awards is 2,700,000 shares, all of which may be issued pursuant to the exercise of ISOs and/or NSOs. Of these shares, no more than 600,000 shares may be issued pursuant to SARs and no more than 600,000 issued pursuant to restricted stock awards. Shares may either be original issue shares or treasury shares that have been repurchased by Plexus. The total number of shares that may be issued under the Incentive Plan represents approximately 6.3% of the number of shares of common stock outstanding. The Incentive Plan has a term of ten years. On December 10, 2004, the fair market value of Plexus common stock, as determined under the definition in the Incentive Plan and assuming that a period of five trading days was used to determine the average, was $13.105 per share.

      The Incentive Plan will be administered by the Compensation Committee. The Committee, in its discretion, will designate the persons to whom awards will be made, grant the awards in the form and amount as it determines, and impose such limitations, restrictions and conditions upon any such award as it deems appropriate; the Committee may designate certain of these decisions relating to awards to persons who are not directors or executive officers. However, the full board of directors will make these decisions with respect to any awards made to directors. We refer to the Committee, its designees and the board acting in these capacities as the "Administrators."

      Officers, salaried exempt employees and directors of Plexus or any subsidiary are eligible to receive awards. No person may be awarded more than 200,000 options, 200,000 SARs and/or 200,000 shares of restricted stock in any calendar year. Plexus estimates that the number of persons currently eligible to participate in the Incentive Plan is in the range of 800 to 1,000, including each of the executive officers and the directors. Plexus cannot determine at this time the number of awards to be granted in the future to persons named in the Summary Compensation Table in this proxy statement, to any other specific officer or employee, to all current executive officers as a group, to all employees as a group, or to all directors.

      The exercise price of options and SARs granted under the Incentive Plan may not be less than 100% of the fair market value of the shares on the date the option is granted. The Incentive Plan defines fair market value as the mean between the high and low trading value of Plexus common stock on the date of grant or the average of high and low trading prices for a period of trading days ending on the grant date determined by the Administrators. The vesting schedule for awards will be determined in connection with their grant. Unless a particular award provides otherwise, option and SAR grants to officers and employees will vest over a three year period, with one third vesting on each of the first three anniversaries of the grant, and awards to directors will vest immediately, but options and SARs awarded to directors may not be exercised for six months after grant. Options and SARs will have a maximum exercise term of ten years from the date of grant. The Administrators do not have the authority to "reprice" Awards; such a repricing would require shareholder approval.

      No person may receive an ISO if, at the time of grant, the person owns, directly or indirectly shares representing, more than 10% of the total combined voting power of Plexus, unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of such ISO is limited to five years. The maximum fair market value, determined at time of grant, of shares covered by ISOs that first become exercisable by any employee in any one calendar year is limited to $100,000.

      Awards of SARs may be made alone or together with other awards under the Incentive Plan. The administrators will determine the terms of any SAR grants.

      Restricted stock awards may be issued either alone or in addition to other awards granted under the Incentive Plan. The Administrators will determine the eligible persons to whom and the times at which restricted stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards. Grants of restricted stock may also be made as restricted stock units, which would be conditioned upon the attainment of specified performance goals which are described in the plan, or other criteria determined by the Administrators, and the provisions of restricted stock awards or restricted stock units do not need to be the same with respect to each recipient.

      Each restricted stock award will be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the award. Until the applicable restrictions lapse or the conditions are satisfied, the individual will not be permitted to sell, assign, transfer, pledge or otherwise encumber the restricted stock award. Unless otherwise provided in the applicable agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the individual upon termination of the individual's service for any reason. If and when the applicable restrictions lapse, unrestricted certificates for such shares will be delivered to the individual.

      The Administrator may grant restricted stock awards as restricted stock units under the Incentive Plan subject to specified performance goals that are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. If performance goals established by the Administrator are not met, the restricted stock award will be forfeited.

      In the event of any recapitalization, stock split or reverse split, stock dividend, merger in which Plexus is the surviving entity, combination or exchange of shares, or other capital change affecting Plexus common stock, appropriate changes in the number and kind of shares available for grant under the Incentive Plan and in the number, price and kind of shares covered by outstanding awards shall be made. In the case of an acquisition of Plexus, the related agreement may provide for conversion of options in an equitable manner comparable to the consideration received by shareholders and may permit Plexus to cash out any options upon a change in control. The Incentive Plan also provides that all options and SARs will become fully vested upon a change in control of Plexus, and the Administrators may provide for such vesting in the case of restricted stock awards.

      Payment for shares acquired through the exercise of options issued under the Incentive Plan may be made either in cash or in shares of Plexus common stock beneficially owned by the optionee for at least six months prior to exercise, valued at their fair market value as of the exercise date, or in a combination thereof.

      Each award under the Incentive Plan will be evidenced by an agreement containing such terms and conditions as the Administrator may establish from time to time.

TAX CONSEQUENCES

      The following is a brief summary of the principal federal income tax consequences of awards made under the Incentive Plan based upon the applicable provisions of the Code in effect on the date hereof.

      Non-Qualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amounts of such difference will be a deductible expense to Plexus for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

      Incentive Stock Options. A optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must beheld for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

      Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. Plexus will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

      Stock Appreciation Rights. An SAR award holder will not recognize taxable income at the time an SAR is granted. The American Jobs Creation Act of 2004 has recently changed the tax treatment of SARs. While the IRS has yet to issue guidance clarifying the impact of these changes, it appears that an award holder will recognize ordinary income upon vesting of an SAR in an amount determined by multiplying (1) the excess of the fair market value of a share of stock on the SAR vesting date over the fair market value of a share of stock on the SAR grant date, by (2) the number of SARs becoming vested. Plexus will be entitled to a tax deduction in the same amount.

      Restricted Stock. A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and Plexus will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. Plexus will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

                APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

      At the annual meeting, Plexus shareholders will be asked to approve the Plexus Corp. 2005 Employee Stock Purchase Plan (the "2005 Purchase Plan"). The Board of Directors approved the 2005 Purchase Plan on July 28, 2004, subject to shareholder approval. A copy of the 2005 Purchase Plan is attached as Exhibit B. Descriptions in this Proxy Statement of provisions of the 2005 Purchase Plan are qualified in their entirety by reference to the complete text of the 2005 Purchase Plan.

      The 2005 Purchase Plan is in essence a continuation of the Plexus 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"), which expires on June 30, 2005. The 2000 Purchase Plan authorized the issuance of up to 2,000,000 shares, as adjusted for a subsequent stock split, of Plexus common stock. Through the date of this proxy statement, Plexus had issued 665,570 shares under the 2000 Purchase Plan. Elections for the period from July 1 to December 31, 2004 will be settled in January 2005, and elections have not yet been finalized for the period from January 1 to June 30, 2005. The terms of the 2000 Purchase Plan are otherwise substantially similar to those of the 2005 Purchase Plan described below.

      THE PLEXUS BOARD HAS ADOPTED THE 2005 PURCHASE PLAN AS IN THE BEST INTERESTS OF PLEXUS AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT PLEXUS SHAREHOLDERS VOTE FOR APPROVAL OF THE 2005 PURCHASE PLAN.

GENERAL

      The purpose of the 2005 Purchase Plan is to provide Plexus employees with a convenient and attractive opportunity to acquire shares of Plexus common stock, or increase their Plexus stock ownership. The Board believes that increased ownership gives employees an incentive specifically linked to the performance of the common stock, helping them become further identified with shareholders of Plexus. The 2005 Purchase Plan is intended to supplement the incentives which are provided under Plexus' equity incentive plan, and extend those incentives to all employees. It is Plexus' intention to have the 2005 Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

      Most employees of Plexus and its subsidiaries are eligible to participate in the 2005 Purchase Plan. An employee is eligible to participate in the 2005 Purchase Plan if he or she is employed as of the commencement date of an offering, except for certain part-time personnel, temporary employees, independent contractors and persons employed for 90 or fewer days. Non-employee directors will not participate in the 2005 Purchase Plan. Plexus currently estimates that the number of employees eligible to participate in the 2005 Purchase Plan is approximately 4,300.

      See also "Approval of 2005 Plexus Equity Incentive Plan" for information about Plexus' current employee equity incentive plan under which officers and key employees may be granted options to purchase shares of Plexus common stock, and the proposed 2005 Equity Incentive Plan. Because the level of benefits under the 2005 Purchase Plan will depend upon an individual's election and may be reduced as a result of the extent of participation by others, the benefits which could be received by executive officers or any other individuals under the 2005 Purchase Plan cannot be determined at this time. For example, during fiscal 2004, all Plexus employees as a group purchased 186,136 shares under the 2000 Plan; of those shares, 1,438 were purchased by Mr. Foate, 1,306 by Mr. Ehlers and 6,497 by the executive officers as a group.

      The 2005 Purchase Plan will be administered by the Board which may delegate its role to a committee, as it may determine. The Board expects to delegate that role to the Compensation Committee, which is composed of not less than three members of the Board of Directors. It is intended that members of the Committee will meet the requirements for "disinterested persons" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and will be "independent directors" under Nasdaq Stock Market rules. With respect to any employee subject to Section 16(b) of the Securities Exchange Act, the Committee may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of such statute or applicable regulations. The Board or the Committee may engage a qualified brokerage firm to assist in the administration of the 2005 Purchase Plan.

      The aggregate number of shares of Plexus common stock which may be issued pursuant to the 2005 Purchase Plan is 1,200,000. That number is the approximate number of shares which we expect will be remaining as unpurchased shares upon the expiration of the 2000 Purchase Plan. In the event of a stock dividend, stock split, merger, reorganization, or other similar change affecting the common stock, the Board will adjust the number of shares which may thereafter be issued under the 2005 Purchase Plan, and the number of shares, and the price therefor, under outstanding rights.

      The 2005 Purchase Plan is effective July 1, 2005, subject to shareholder approval, and will terminate on June 30, 2010, unless all shares authorized under the 2005 Purchase Plan have been purchased prior to that date. On that date, the 2005 Purchase Plan will expire, except as to rights then outstanding, which will remain in effect until they have been exercised or expired or otherwise terminated. The 2005 Purchase Plan may be terminated at any time by the Board of Directors. The Board of Directors may amend the 2005 Purchase Plan from time to time, but shareholder approval is required in certain circumstances.

PURCHASE OF SECURITIES UNDER THE 2005 PURCHASE PLAN

      There will be ten offerings of six months each pursuant to the 2005 Purchase Plan. The first offering will commence on July 1, 2005 and end on December 31, 2005. Thereafter, offerings will commence on each subsequent January 1 and July 1 and the final offering under this Purchase Plan shall commence on January 1, 2010 and terminate on June 30, 2010. The final offering would be earlier if all available shares are purchased in earlier offerings. In order to become eligible to purchase shares, an employee must complete an enrollment agreement, and any other necessary materials on or before the commencement date of the particular offering in which the employee wishes to participate. Participation in one offering under the 2005 Purchase Plan neither limits, nor requires, participation in any other offering.

      At the time a participant authorizes a payroll deduction, the participant shall elect to have deductions made from his or her compensation on each payday during the time the participant is a participant in an offering, at a percentage of the participant's compensation as set from time to time. However, the percentage may not exceed 10%. An employee may pay for shares to be purchased pursuant to the 2005 Purchase Plan only with money that has been deducted from the employee's paycheck pursuant to a payroll deduction authorization. Funds so deducted constitute that employee's "account," and while the funds allocated to an employee's account shall remain the property of the employee at all times, they may be commingled with Plexus' general funds.

      On each offering date, the 2005 Purchase Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his account during participation in that offering. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the 2005 Purchase Plan, then Plexus shall allocate the shares pro rata to participating employees. Payroll deductions will be reduced accordingly, and participating employees will be notified in writing of such reduction.

      The purchase price per share will be 85% of the lesser of the fair market value of the shares of Plexus common stock on the offering date or on the last business day of the offering. Fair market value means the mean between the highest and lowest sales price on that day reported on the Nasdaq Stock Market. If the Plexus common stock is traded on a stock exchange, the prices shall be as reported on such exchange. Shares of common stock are to be purchased from Plexus and no additional fees, commissions or other charges will be incurred by the employee. The closing sale price of Plexus common stock on December 10, 2004, as reported on the Nasdaq Stock Market, was $12.62.

      Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised the employee's option on that date and shall be deemed to have purchased from Plexus the number of full shares as the employee's accumulated deductions will pay for at the option price. At the termination of each offering Plexus will automatically re-enroll a participating employee in the next offering, and any balance in the employee's account will be used in the new offering, unless the employee has advised Plexus otherwise. No interest will be paid or allowed on any money in the participant's account.

      No employee shall be permitted to subscribe for any shares under the 2005 Purchase Plan if the employee, immediately after such subscription, owns shares that account for 5% or more of the total combined voting power of Plexus or of its subsidiaries. In addition, each employee's purchases under the 2005 Purchase Plan in any calendar year are limited to shares having an aggregate fair market value of $25,000.

      An employee may withdraw from an offering at any time prior to the last business day of that offering by delivering a notice to Plexus. In that event, Plexus will refund the entire balance of the employee's account. Upon termination of employment for any reason whatsoever, including death or retirement, the balance in each employee's account shall be paid to the employee or such employee's estate. An employee who has withdrawn from an offering may not participate again in the offering from which the employee withdrew; however, the employee may participate in subsequent offerings.

      No employee will be permitted to sell or transfer or pledge either the payroll deductions credited to the employee's account or any rights with regard to the exercise of an option or to receive shares under the 2005 Purchase Plan, other than by will or the laws of descent and distribution. Any attempted sale, transfer or pledge by an employee will be treated as a withdrawal from the offering.

TAX CONSEQUENCES

      The 2005 Purchase Plan is not a "qualified plan" under Section 401(a) of the Internal Revenue Code. The 2005 Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The tax consequences to employees and to Plexus of the 2005 Purchase Plan are discussed below.

      No tax liability results on the grant or exercise of an option under the 2005 Purchase Plan. The employee becomes liable for the tax on disposition of the stock.

      The required holding period for favorable tax treatment upon disposition of the stock is two years after the first day of the applicable offering. When stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (1) 15% of the fair market value of the stock on the first day of the applicable offering or (2) the amount by which the fair market value of the stock at the time of disposition exceeded the option price. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee has a long-term capital loss for the difference.

      When an employee sells the stock before the expiration of the required holding period, the employee recognizes ordinary income to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised regardless of the price at which the stock is sold. The amount of ordinary income recognized is added to the employee's cost basis in the shares, and any resulting gain or loss recognized upon the disposition will be a capital gain or loss for tax purposes.

      Even though an employee who satisfies the required holding period will treat part of his or her gain on the disposition of stock as ordinary income, Plexus may not take a business deduction for such amount. However, where an employee disposes of stock before the end of the required holding period, the amount of income which the employee must report as ordinary income qualifies as a business deduction for Plexus in the year of disposition.

                              CERTAIN TRANSACTIONS

      Plexus has a policy that transactions with its executive officers and directors must be on a basis that is fair and reasonable to the company, in accordance with Plexus' Code of Conduct and Business Ethics and other policies, and be approved by either a disinterested majority of the board of directors or by the Audit Committee.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the board of directors, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended, oversees and monitors the participation of Plexus' management and independent auditors throughout the financial reporting process, and approves the hiring and retention of and fees paid to the independent auditors. The Audit Committee also generally reviews other transactions between the corporation and interested parties which may involve a conflict of interest. No member of the Audit Committee is employed or has any other material relationship with Plexus. The members are "independent" as defined in Rule 4200(a)(15) of the NASD listing standards for the Nasdaq Stock Market and relevant SEC rules. The Plexus board of directors has adopted a written charter for the Audit Committee, which was amended and restated in 2003, and was attached as an exhibit to Plexus' 2004 annual meeting proxy statement.

      In connection with its function to oversee and monitor the financial reporting process of Plexus, the Committee has done the following:

      - reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004 with Plexus management;

      - discussed with PricewaterhouseCoopers LLP, Plexus' independent auditors, those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380); and

      - received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence.

      Based on the foregoing, the Committee recommended to the board of directors that the audited financial statements be included in Plexus' annual report on Form 10-K for the fiscal year ended September 30, 2004.

     Members of the Audit Committee: David J. Drury, Chair Stephen P. Cortinovis
                                     Thomas J. Prosser     Jan K. Ver Hagen

                                    AUDITORS

      The Audit Committee intends to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of Plexus for fiscal 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of shareholders to respond to questions and make a statement if they desire to do so.

FEES AND SERVICES

      Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2004 and 2003 were as follows:

                                2004                  2003
                                ----                  ----
Audit fees:                   $640,131              $486,300
Audit-related fees:             93,696               131,005
Tax fees:                      134,547               220,778
All other fees:                     --                    --

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit-related fees consisted primarily of retirement and benefit plan audits, consultation concerning accounting and financial reporting and review of Plexus' internal controls. Tax services consisted primarily of compliance and other tax advice regarding special Plexus projects. The Audit Committee considered the compatibility of non-audit services by PricewaterhouseCoopers LLP with the maintenance of that firm's independence.

      The Audit Committee generally approves all engagements of the independent auditor in advance, including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments thereto), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Committee or, if necessary between Committee meetings, by the Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $10,000 in each case may be approved by management, subject to review and approval by the Committee at its next meeting. There were no services in fiscal 2004 or 2003 that were not approved in advance by the Committee under this policy.

                        SHAREHOLDER PROPOSALS AND NOTICES

      Shareholder proposals must be received by Plexus no later than September 9, 2005 in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, the Plexus bylaws provide that any proposal for action, or nomination to the board of directors, proposed other than by the board of directors must be received by Plexus in writing, together with specified accompanying information, at least 70 days prior to an annual meeting in order for such action to be considered at the meeting. The 2006 annual meeting of shareholders is tentatively scheduled for February 8, 2006, and any notice of intent to consider other questions and/or nominees, and related information, must therefore be received by November 30, 2005. The purpose of the bylaw is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. The persons holding proxies may vote in their discretion on any matter as to which notice is not received by that date.

                        By order of the Board of Directors

                        Joseph D. Kaufman
                        Senior Vice President, Secretary and Chief Legal Officer

Neenah, Wisconsin
December 29, 2004

      A COPY (WITHOUT EXHIBITS) OF PLEXUS' ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004, IS INCLUDED IN PLEXUS' 2004 ANNUAL REPORT TO SHAREHOLDERS, WHICH ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF SHARES OF PLEXUS' COMMON STOCK AS OF DECEMBER 10, 2004, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: KRISTIAN TALVITIE, INVESTOR RELATIONS DEPARTMENT, PLEXUS CORP., 55 JEWELERS PARK DRIVE, P.O. BOX 156, NEENAH, WISCONSIN 54957-0156. IN ADDITION, COPIES ARE AVAILABLE ON PLEXUS' WEBSITE AT WWW.PLEXUS.COM, FOLLOWING THE LINKS AT "INVESTORS," THEN "SEC FILINGS," THEN "PLEXUS' SEC REPORTS."

      To save printing and mailing costs, in some cases only one annual report and/or proxy statement will be delivered to multiple security holders sharing an address unless Plexus has received contrary instructions from one or more of those security holders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to any security holder at a shared address to which a single copy of the document was delivered. You may request additional copies by written request to the address set forth in the paragraph above or by contacting Mr. Talvitie at (920) 722-3451. You may also contact Mr. Talvitie at that address or telephone number if you wish to receive a separate annual report and/or proxy statement in the future, or if you share an address with another security holder and wish for delivery of only a single copy of the annual report and/or proxy statement if you are currently receiving multiple copies.

                                                                       EXHIBIT A

                                  PLEXUS CORP.
                           2005 EQUITY INCENTIVE PLAN

1.    Introduction.

      (a) Purposes. The purposes of the 2005 Equity Incentive Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other key employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. These purposes may be achieved through the grant of options to purchase Common Stock of Plexus Corp., the grant of Stock Appreciation Rights and the grant of Restricted Stock, as described below.

      (b) Effect on Prior Plans. If the 2005 Plan is approved by shareholders, no further awards will be granted under the Plexus Corp. 1998 Stock Option Plan (the "1998 Plan") or the Plexus Corp. 1995 Directors' Stock Option Plan (the "1995 Plan"). Options granted previously under the 1998 Plan and the 1995 Plan will remain in effect until they have been exercised or have expired. The options shall be administered in accordance with their terms and the plans.

2.    Definitions.

      (a) "1934 Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

      (b) "Award" means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right or Restricted Stock grant, as appropriate.

      (c) "Award Agreement" means the agreement between the Corporation and the Grantee specifying the terms and conditions as described thereunder.

      (d)   "Board" means the Board of Directors of Plexus Corp.

      (e) "Change in Control" means an event which shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Common Stock, and/or any other class of stock of the Corporation then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of stock of the Corporation so entitled to vote. For purposes of the preceding sentence, "person, entity or group" shall not include (i) any employee benefit plan of the Corporation, or (ii) any person, entity or group which, as of the Effective Date of this Plan, is the beneficial owner of such number of shares of Common Stock and/or such other class of stock of the Corporation as together possess 5% of such voting power; and for these purposes "group" shall mean persons who act in concert as described in Section 14(d)(2) of the 1934 Act.

      (f) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

      (g) "Committee" means the committee described in Article 4 or the person or persons to whom the committee has delegated its power and responsibilities under Article 4.

      (h) "Common Stock" or "Stock" means the common stock of the Corporation having a par value of $.01 per share.

      (i)   "Corporation" means Plexus Corp., a Wisconsin corporation.

      (j) "Fair Market Value" means for purposes of the Plan an amount deemed to be equal to the mean between the highest and lowest sale prices on such date, or an average of trading days, as determined by the Committee, for sales made and reported through the National Market System of the National Association of Securities Dealers or such national stock exchange on which such Stock may then be listed and which constitutes the principal market for such Stock, or, if no sales of Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported.

      (k) "Grant Date" means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

      (l)   "Grantee" means an individual who has been granted an Award.

      (m) "Incentive Stock Option" means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

      (n) "Non-Qualified Stock Option" means an option other than an Incentive Stock Option.

      (o) "Option" means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

      (p) "Performance Goal" means a performance goal established by the Committee prior to the grant of any Award of Restricted Stock that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow.

      (q) "Plan" means the Plexus Corp. 2005 Equity Incentive Plan as set forth herein, as it may be amended from time to time.

      (r) "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending or superseding such regulation.

      (s) "Restricted Stock" means shares or units of Common Stock which are subject to restrictions established by the Committee.

      (t) "Stock Appreciation Right" or "SAR" means the right to receive cash or shares of Common Stock in an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over (1) the Fair Market Value of one share of Common Stock on the Grant Date or (2) if the SAR is related to an Option, the purchase price of a share of Common Stock specified in the related Option.

3.    Shares Subject to Option.

      The number of shares of Common Stock of the Corporation which may be issued under the Plan shall not exceed 2,700,000 shares, which shall consist of approximately 700,000 shares that were authorized but are unissued under the 1998 Plan and the 1995 Plan plus an additional 2,000,000 shares. The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 18 hereunder. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Corporation, from shares purchased by the Corporation on an open market for such purpose, or from any combination of the foregoing. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.    Administration of the Plan.

      For purposes of the power to grant Awards to directors, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by the Compensation and Leadership Development Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan, as herein described. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan to:

      (a) grant Awards, to determine the terms of each Award, the individuals to whom, the number of shares subject to, and the time or times at which, Awards shall be granted;

      (b)   interpret the Plan;

      (c) prescribe, amend and rescind rules and regulations relating to the Plan;

      (d) determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced;

      (e) make all other determinations deemed necessary or advisable for the administration of the Plan;

      (f) require withholding from or payment by a Grantee of any federal, state or local taxes;

      (g) impose, of any Grantee, such additional conditions, restrictions and limitations upon exercise and retention of Awards as the Committee shall deem appropriate;

      (h) treat any Grantee who retires as a continuing employee for purposes of the Plan; and

      (i) modify, extend or renew any Award previously granted; provided, however, that this provision shall not provide authority to reprice Awards to a lower exercise price.

      Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Corporation selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.

5.    Option Participation.

      Options may be granted to directors, officers and key employees of the Corporation and any of its subsidiaries; provided, however that a maximum of 2,700,000 shares of stock may be issued pursuant to the exercise of Incentive Stock Options and no individual can be granted an Option or Options covering, in the aggregate, more than 200,000 shares of Stock in any calendar year. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan. A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.    Granting of Options.

      The officers of the Corporation are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option upon the terms and conditions specified under the Plan and in the form of the Award Agreement. The Award Agreement shall be dated and signed by an officer of the Corporation as of the date of approval of the granting of an Option by the Committee. If the Grantee fails to sign and return the Award Agreement, by delivery or by mailing, within 30 days after the date of its delivery or mailing to him, the Option grant may be deemed withdrawn.

7.    Option Price.

      The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article 16 hereof.

8.    Option Designation.

      At the time of the grant of each Option, the Committee shall designate the Option as (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option, as described in Sections (a) and (b) below, respectively.

      (a) Incentive Stock Options: Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Corporation, a parent or a subsidiary corporation of the Corporation. If an Option is so designated, the Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which that and any other Incentive Stock Option first becomes exercisable during any calendar year under this Plan or any other stock option plan of the Corporation or its affiliates shall not exceed $100,000; provided, however, that the time or times of exercise of an Incentive Stock Option may be accelerated pursuant to Article 12, 13 or 18 hereof, terms of the Plan and, in the event of such acceleration, such Incentive Stock Option shall be treated as a Non-Qualified Option to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of stock with respect to which such Option first becomes exercisable in the calendar year (including Options under this Plan and any other Plan of the corporation or its affiliates) exceeds $100,000, the extent of such excess to be determined by the Committee taking into account the order in which the Options were granted, or such other factors as may be consistent with the requirements of Section 422 of the Code and rules promulgated thereunder. Furthermore, no Incentive Stock Option shall be granted to any individual who, immediately before the Option is granted, directly or indirectly owns (within the meaning of Section 425(d) of the Code, as amended) shares representing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless, at the time the option is granted, and in accordance with the provisions of Section 422, the option price is 110% of the Fair Market Value of shares of Stock subject to the Option and the Option must be exercised within 5 years of the Grant Date.

      (b) Non-Qualified Stock Options: All Options not subject to or in conformance with the additional restrictions required to satisfy
            Section 422 shall be designated Non-Qualified Stock Options.

9.    Stock Appreciation Rights.

      The Committee may, in its discretion, grant SARs to directors, officers and key employees of the Corporation and any of its subsidiaries. The maximum number of SARs which may be granted under the Plan shall be 600,000 and the maximum number of SARs that can be granted to any Grantee in any calendar year shall be 200,000. If any unexercised SAR for any reason terminates or expires in whole or in part prior to termination of the Plan, such unexercised SARs shall become available for granting under the Plan. The Committee may grant SARs at any time and from time to time to any Grantee, designate such SARs as related to Options then being granted or granted within six months prior to the Grant Date of the SAR, and set such terms and conditions upon the exercise of the SARs as it may determine in its discretion, provided that the written agreement evidencing such SARs shall comply with and be subject to the following terms and conditions:

      (a) No SAR granted hereunder shall be exercisable until the expiration of six months from the Grant Date of the SAR unless the Grantee terminates employment by reason of death or disability prior to the expiration of such six-month period.

      (b) A Grantee's right to exercise an SAR shall terminate when the Grantee is no longer an employee of the Corporation or any of its subsidiaries unless such right is extended as provided under Article 13 hereunder.

      (c) In the event adjustments are made to the number of shares, exercise price, or time or times of exercise of outstanding Options upon the occurrence of an event described in Article 16 hereunder, appropriate adjustments shall be made in the number of SARs available for future grant, the number of SARs under existing grants, the exercise price of the existing SARs, and the time or times of exercise of such SARs.

      (d) Unless the written agreement expressly provides otherwise, if and to the extent an SAR is granted in relation to an Option, exercise of the SAR or Option shall result in the extinguishment of the related right to the extent such SAR or Option for shares is exercised.

      (e) Unless the written agreement expressly provides otherwise, any SARs granted shall be exercisable in accordance with Article 12.

      (f) Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (1) the difference obtained by subtracting the Fair Market Value of the share of Common Stock as of the Grant Date of the SAR or, in the case of a SAR which is related to an Option, the purchase price per share of Common Stock under such Option, from the Fair Market Value of a share of Common Stock on the date of exercise, by (2) the number of SARs exercised. At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

10.   Non-transferability of Options and SARs.

      Any Option or SAR granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee's lifetime solely by the Grantee or the Grantee's duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

11.   Substituted Options or SARs.

      In the event the Committee cancels any Option or SAR granted under this Plan, and a new Option or SAR is substituted therefore, the Grant Date of the canceled Option or SAR (except to the extent inconsistent with the restrictions described in Article 8 and 22, if applicable) shall be the date used to determine the earliest date for exercising the new substituted Option under
Article 12 hereunder so that the Grantee may exercise the substituted Option or SAR at the same time as if the Grantee had held the substituted Option or SAR since the Grant Date of the canceled Option.

12.   Exercise and Term of Option and SAR.

      The Committee shall have the power to set the time or times within which each Option and SAR shall be exercisable, and to accelerate the time or times of exercise. Unless the Award Agreement expressly provides otherwise, each Option or SAR granted to an outside director shall become exercisable six months from the Grant Date, regardless of whether the Grantee is still a director on such date, and each Option or SAR granted to any other individual shall become exercisable in accordance with the following schedule:

Years After                       Percentage of Shares
Grant Date                               or SARs
----------                               -------
Less than 1                                 0%

1 but less than 2                      33-1/3%

2 but less than 3                      66-2/3%

3 but less than 10                        100%

If an SAR is related to an Option, the Grant Date of such SAR for purposes of this Article 12 shall be the Grant Date of the related Option. No Option or SAR may be exercised if in the opinion of counsel for the Corporation the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall be unlawful for any reason, nor after the expiration of 10 years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option.

13.   Effect of Termination of Employment, Disability or Death.

      Unless otherwise provided herein or in a specific Option or SAR Agreement which may provide longer or shorter periods of exercisability, no Option or SAR shall be exercisable after the expiration of the earliest of

      (i)   in the case of an Incentive Stock Option:

      (1) 10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation,

      (2) three months after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for any reason other than death, disability (within the meaning of Code
            Section 22(e)(3)), or cause,

      (3) one year after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)(3)), or

      (4) the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

      (ii)  in the case of a Nonqualified Stock Option or SAR:

      (1)   10 years from the date of grant,

      (2) ninety days after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or cause,

      (3) one year after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of death or permanent disability,

      (4) three years after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of the Grantee's retirement in accordance with normal Corporation retirement practices, as determined by the Committee in its sole discretion; or

      (5) the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

provided, that, unless otherwise provided in a specific grant agreement or determined by the Committee, an Option or SAR shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation. For purposes of this Article, termination shall be deemed to have been for cause if such termination shall have been for misconduct or negligence by Grantee in the performance of his duties. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the date of expiration of its term.

14.   Method of Exercise.

      To the extent that the right to purchase shares pursuant to an Option or to exercise an SAR has accrued hereunder, such Option or SAR may be exercised as follows:

      (a) Options: Options may be exercised from time to time by written notice to the Corporation stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. Such payment shall be made in cash, outstanding shares of the Common Stock which the Grantee, the Grantee's spouse or both have beneficially owned for at least six months prior to the time of exercise, or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares.

      (b) SARs: SARs may be exercised from time to time only upon receipt by the Corporation of a written notice of election which shall be dated the date of such election which shall be deemed to be the date when such notice is sent by registered or certified mail or the date upon which receipt is acknowledged by the Corporation if hand delivered or sent other than by such mail.

15.   Restricted Stock Awards.

      The Committee may, in its discretion, grant Restricted Stock to directors, officers and key employees of the Corporation and any of its subsidiaries. Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied ("Restricted Stock Shares") or agreements to issue shares of Common Stock in the future if specified conditions are satisfied ("Restricted Stock Units"). The maximum number of shares of Restricted Stock which may be granted under the Plan shall be 600,000 and the maximum number of shares of Restricted Stock that can be granted to any Grantee in any calendar year shall be 200,000. The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Restricted Stock Awards shall be subject to the following terms and conditions:

      (a) Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

      (b) Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

      (c) Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee's service for any reason.

      (d) In the event of hardship or other special circumstances of a Grantee whose service is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's Restricted Stock Award.

      (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

      (f) A Grantee receiving an Award of Restricted Stock Shares shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.

      (g) A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her.

16.   Withholding.

      The Corporation shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

17.   Deferral of Awards.

      The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of the Option, or SAR, the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

18.   Effect of Change in Stock Subject to Plan.

      In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall make or provide for such adjustment in the number of and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options, SARs, and Restricted Stock granted under the Plan as it may, in its discretion, deem to be equitable; provided, however, in the event of the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation, the adoption of any plan for the dissolution of the Corporation, or the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, the Committee may, subject to the approval of the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, take action regarding each outstanding and unexercised Option pursuant to either clause (a) or (b) below:

      (a) Appropriate provision may be made for the protection of such Option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

      (b) The Committee may cancel such option. In the event any Option is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option. In the event any Option is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, equal to the Fair Market Value per share of the Stock immediately preceding such cancellation over the Option exercise price, multiplied by the number of shares subject to such Option. In the event any SAR is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the highest Fair Market Value per share of the Stock during the 60-day period immediately preceding the cancellation.

      Notwithstanding anything to the contrary, in the event a Change in Control should occur, all Options or SARs granted hereunder to a Grantee shall become immediately exercisable upon the later of the date of the Change in Control or six months after the date the respective Option or SAR was granted. Further, the Committee shall have the right to cancel such Options or SARs and pay the Grantee an amount determined under (b) above.

19.   Liquidation.

      Upon the complete liquidation of the Corporation, any unexercised Options and SARs theretofore granted under this Plan shall be deemed canceled.

20.   No Employment or Retention Agreement Intended.

      Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Corporation or its subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Corporation's right to establish, modify, amend or terminate any profit sharing or retirement plans.

21.   Shareholder Rights.

      Grantee shall not, by reason of any Options granted hereunder, have any right of a shareholder of the Corporation with respect to the shares covered by his Options until shares of Stock have been issued to him.

22.   Controlling Law.

      The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

23.   Indemnification.

      In addition to such other rights of indemnification as they may have, the members of the Committee and other Corporation employees administering the Plan and the Board members shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within

20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

24.   Use of Proceeds.

      The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

25.   Amendment of the Plan.

      The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 or the Code.

26.   Effective Date of Plan.

      The Plan shall become effective on the date it approved by the shareholders of the Corporation (the "Effective Date").

27.   Termination of the Plan.

      The Plan shall terminate ten years following the Effective Date, and no Awards shall be granted after such date under the Plan; provided, however, that the Plan shall terminate at such earlier time as the Board may determine. Any such termination, either partially or wholly, shall not affect any Awards then outstanding under the Plan.

                                                                       EXHIBIT B

                                  PLEXUS CORP.
                        2005 EMPLOYEE STOCK PURCHASE PLAN

      Plexus Corp. (the "Company") establishes its Employee Stock Purchase Plan as follows:

      1. PURPOSE OF THE PLAN; EFFECTIVE DATE. The purpose of this Plan is to provide eligible employees of the Company who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. This Plan shall become effective July 1, 2005, subject to approval by the shareholders of the Company.

      2.    DEFINITIONS.

      2.1 "Compensation" means gross cash compensation, including wages, bonuses, overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board") or a committee appointed by the Board.

      2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

      2.3 "Shares" means the issued or unissued shares of the common stock, $.01 par value, of the Company.

      2.4 "Fair Market Value" means the mean between the highest and lowest sale prices on such date for sales made and reported through the National Market System of the National Association of Securities Dealers or such national stock exchange on which such stock may then be listed and which constitutes the principal market for such stock, or, if no sales of stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported.

      3. EMPLOYEES ELIGIBLE TO PARTICIPATE. An employee of the Company or any of its subsidiaries who is in the employ of the Company on one or more offering dates is eligible to participate in the Plan, provided that the employee has been employed by the Company for 90 days (and has successfully completed the training period) as of the commencement date of an offering, except: (a) employees whose customary employment is less than 20 hours per week; (b) employees whose customary employment is for not more than five months in any calendar year; and (c) independent contractors, individuals employed through contract employment agencies or companies, interns, or any other temporary type worker. With respect to any employee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of such statute or applicable regulations.

      4. OFFERINGS. Generally, there will be ten separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2005 and extend through December 31, 2005. Thereafter, offerings shall commence on each subsequent January 1 and July 1, and the final offering under this Plan shall commence on January 1, 2010 and terminate on June 30, 2010. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date of the particular offering in which he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

      5. PRICE. Unless otherwise determined by the Board, the purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the stock on the offering date; or (2) 85% of the Fair Market Value of the stock on the last business day of the offering. The Board shall have the right to change the formula or method used to determine the purchase price per share for any offering commencing after the date of the Board action authorizing the change.

      6. OFFERING DATE. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by the Board or a committee appointed by the Board.

      7. NUMBER OF SHARES TO BE OFFERED. Subject to adjustment as provided herein, the number of Shares that may be issued under the Plan shall not exceed 1,200,000 Shares (as such number may be adjusted by any stock split, dividend or similar change in the Company's capital stock approved by the Board of Directors). The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

      8. PARTICIPATION.

      8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with the Human Resources Department prior to the commencement of the offering to which it relates.

      8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Section 14.

      9. PAYROLL DEDUCTIONS.

      9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage of his Compensation as may be from time to time set by the Board or a committee appointed by the Board; provided such percentage shall not exceed 10%.

      9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for Shares be made other than by payroll deduction.

      9.3 A participant may discontinue his participation in the Plan and receive the entire balance of his deductions as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

      10. GRANTING OF OPTION. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full and/or fractional shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase stock the fair market value of which exceeds $25,000 during any calendar year.

      11. EXERCISE OF OPTION. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full and/or fractional shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

      12. EMPLOYEE'S RIGHTS. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company. Neither the adoption of this Plan nor the granting of rights pursuant to it shall be deemed to create any right in any employee to be retained or continued in the employment of the Company or any subsidiary.

      13. EVIDENCE OF STOCK OWNERSHIP.

      13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

      13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

      13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the US Internal Revenue Code of 1986, as amended (the "Code")) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that as stock certificate be issued and delivered to him.

      13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

      14. WITHDRAWAL.

      14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

      14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he may not re-enter the Plan before the beginning of the second offering following his withdrawal.

      15. CARRYOVER OF ACCOUNT. At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

      16. INTEREST. No interest will be paid or allowed on any money in the accounts of participating employees.

      17. RIGHTS NOT TRANSFERABLE. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

      18. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate.

      19. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already completed under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase the total number of Shares to be offered unless shareholder approval is obtained therefor. If the Plan is terminated during an offering, the balance in the accounts of participating employees shall be paid to the employees.

      20. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of Shares available for purchase under the Plan, and in the number of Shares which an employee is entitled to purchase under any outstanding option.

      21. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any Shares under the Plan if such employee, immediately after such subscription, owns shares (including all Shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations.

      22. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Board may delegate any or all of its authority hereunder to such committee as it may designate.

      23. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      24. TERMINATION OF THE PLAN. This Plan shall terminate at the earliest of the following: (a) June 30, 2010; (b) the date the Board acts to terminate the Plan in accordance with Section 19 above; or (c) the date when all shares reserved under the Plan have been purchased.

      25. LIMITATION ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under this Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

      26. GOVERNMENTAL REGULATION AND REGISTRATION OF SHARES. The Company's obligation to sell and deliver shares of the Company's common stock under this plan is subject to the approval of, or registration of shares of common stock with, applicable governmental authorities required in connection with the authorization, issuance, or sale of such shares.

                                  PLEXUS CORP.
                  PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Nussbaum, Dean A. Foate and Joseph D. Kaufman, and any of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of shareholders of Plexus Corp. to be held in the KC Theater at the Fox Cities Performing Arts Center, located at 400 West College Avenue, Appleton, Wisconsin, on Wednesday, February 9, 2005 at 10:00 a.m. Central Time, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

                  (Continued and to be signed on reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                  PLEXUS CORP.

                                FEBRUARY 9, 2005

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

    -Please detach along perforated line and mail in the envelope provided.-

(1) Election of Directors:

     [ ] FOR ALL NOMINEES  [ ] WITHHOLD AUTHORITY  [ ] FOR ALL EXCEPT
                                FOR ALL NOMINEES      (See instructions below)

            Nominees: - Ralf R. Boer, - Stephen P. Cortinovis, - David J. Drury,
                      - Dean A. Foate, - John L. Nussbaum, - Thomas J. Prosser,
                      - Charles M. Strother

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

(2)   Approval of the Plexus Corp. 2005 Equity Incentive Plan:

        [ ] FOR                [ ] AGAINST                 [ ]  ABSTAIN

(3)   Approval of the Plexus Corp. 2005 Employee Stock Purchase Plan:

        [ ] FOR                [ ] AGAINST                 [ ]  ABSTAIN

(4)   Ratification of PricewaterhouseCoopers as Independent Auditors:

        [ ] FOR                [ ] AGAINST                 [ ]  ABSTAIN

(5) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the annual meeting, receipt of which is hereby acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If you do not provide a direction, this proxy will be voted "FOR" each of the nominees for director who are listed in Proposal
(1) and "FOR" Proposals (2), (3) and (4).

___________________________________
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note            [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

_______________________________________________________________________________

Signature of Shareholder_______________________________ Date ______________

Signature of Shareholder ______________________________ Date _______________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.